                               ESCROW AGREEMENT


                  This Escrow Agreement (this "Agreement") is entered into as of December 5, 1997, by and among Emcore Corporation, a New Jersey corporation ("Emcore"), the stockholders of MicroOptical Devices, Inc., a Delaware corporation ("MODE"), identified on Schedule I hereto (collectively, the "Principal MODE Stockholders") and First Union National Bank (the "Escrow Agent"). Emcore and the Principal MODE Stockholders are sometimes referred to herein as the "Interested Parties."

                  WHEREAS, Emcore, EMKR Acquisition Corporation, a Delaware corporation ("Acquisition Subsidiary"), MODE and the Principal MODE Stockholders have entered into an Agreement and Plan of Merger dated December 5, 1997 (the "Merger Agreement"), pursuant to which Acquisition Subsidiary will merge with and into MODE, with MODE as the surviving corporation of the merger; and

                  WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the Principal MODE Stockholders' indemnification obligations to the Indemnified Persons (as defined in Article VII the Merger Agreement) under the Merger Agreement on the terms and conditions set forth herein; and

                  WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

                  2. Escrow Committee. The Principal MODE Stockholders will act as the escrow committee (the "Escrow Committee"), with full power and authority, to act as their attorney-in-fact on behalf of such Principal MODE Stockholders to contest, settle, compromise or otherwise dispose of any claim made by any Indemnified Person in accordance with Article VII of the Merger Agreement and the terms hereof, including without limitation to make, execute, acknowledge and deliver all stock certificates and powers, waivers, receipts, notices, instructions, certificates and other documents in connection with the foregoing. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. The Escrow Committee shall be empowered to act on behalf of the Principal MODE Stockholders with respect to all matters arising under Article VII of the Merger Agreement and the terms hereof. If any member of the Escrow Committee shall die, become disabled or otherwise be unable or unwilling to fulfill his responsibilities hereunder, the remaining members of the Escrow Committee shall select a replacement member. Such remaining members of the Escrow Committee shall notify Emcore and the Escrow Agent in writing of any change in the composition of the Escrow Committee.

                  3. Consent of Principal MODE Stockholders. Pursuant to the Merger Agreement, the Principal MODE Stockholders have consented to the establishment of this escrow to secure the Principal MODE Stockholders' indemnification obligations under Article VII of the Merger Agreement in the manner set forth herein.

                  4. Escrow and Indemnification.

                           (a) Escrow of Shares. On the Closing Date, Emcore
shall deposit, on behalf of the MODE Stockholders, with the Escrow Agent a certificate for the number of Escrow Shares specified in Section 1.5 of the Merger Agreement, issued in the name of the Escrow Agent or its nominee. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement. The Escrow Account shall not be an interest bearing account and none of the cash, if any, held in the Escrow Account shall be invested.

                           (b) Indemnification. The Principal MODE
Stockholders have agreed in Article VII of the Merger Agreement to indemnify and hold harmless the Indemnified Persons from and against specified Damages. In no event shall there be any recovery by Emcore against the Escrow Shares for any Damages in respect of which a written claim is not made by Emcore on or prior to the applicable Termination Date (as defined in the Merger Agreement) with respect to such claim. The Escrow Shares shall be security for the foregoing obligations of the Principal MODE Stockholders, subject to the limitations, and in the manner provided, in this Agreement and the Merger Agreement.

                           (c) Distributions and Dividends. All dividends and
other distributions on Escrow Shares, when and if received by the Escrow Agent, shall be remitted and paid by the Escrow Agent directly to the MODE Stockholders in accordance with their proportionate interests and shall not be subject to this Agreement or any indemnification claims of Emcore under this Agreement. Additional shares of Emcore issued on or with respect to the Escrow Shares as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, the Escrow Shares shall be retained in the Escrow Account subject to the terms hereof and shall constitute Escrow Shares.

                           (d) Voting of Shares. All voting rights with
respect to Escrow Shares may be exercised by the MODE Stockholders in accordance with their proportionate interests therein, and the Escrow Agent shall from time to time execute and deliver to the MODE Stockholders such proxies, consents, or other documents as may be necessary to enable to the MODE Stockholders to exercise such rights. In the absence of any exercise of such voting rights with respect to Escrow Shares by the MODE Stockholders, the Escrow Agent shall not vote any of the Escrow Shares.

                           (e) Transferability. The interest of the Principal
MODE Stockholders in the Escrow Shares and any other property comprising the Escrow Account (collectively with the Escrow Shares, the "Escrow Property") shall not be assignable or transferable.

                  5. Administration of Escrow Account for Indemnification Claims. The Escrow Agent shall administer the Escrow Account as follows:

                           (a) If an Indemnified Person has incurred or
suffered Damages for which it is entitled to indemnification under Section 7.1(a) of the Merger Agreement, the Indemnified Person shall, prior to the Termination Date with respect to a particular claim, give written notice of such claim (a "Claim Notice") to the Escrow Committee and the Escrow Agent. Each Claim Notice shall state the amount of Claimed Damages (the "Claimed Amount") and the basis for such claim.

                           (b) Claims for indemnification involving a claim or
legal proceeding by a third party shall be made in accordance with the procedures set forth in Article VII of the Merger Agreement and the provisions of this Section 5. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein shall apply. Within 20 days after delivery of a Claim Notice, the Escrow Committee shall provide to the Indemnified Person, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Escrow Committee shall: (i) agree that Escrow Property having a Fair Market Value (as computed pursuant to Section 7 below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person, (ii) agree that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnified Person, or (iii) contest that any of the Escrow Property may be released from the Escrow Account to the Indemnified Person. The Escrow Committee may contest the release of Escrow Property having a Fair Market Value equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under Article VII of the Merger Agreement. If no Response Notice is delivered by, and received by the Escrow Agent from, the Escrow Committee within such 20-day period, the Escrow Committee shall be deemed to have agreed that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account.

                           (c) If the Escrow Committee in the Response Notice
agrees (or is deemed to have agreed) that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall, promptly following the earlier of the required delivery date for the

Response Notice or the delivery of the Response Notice, transfer, deliver and assign to the Indemnified Person the Escrow Property having a Fair Market Value equal to the Claimed Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account).

                           (d) If the Escrow Committee in the Response Notice
agrees that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall promptly following the delivery of the Response Notice transfer, deliver and assign to the Indemnified Person Escrow Property having a Fair Market Value equal to the Agreed Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account).

                           (e) If the Escrow Committee in the Response Notice
contests the release of Escrow Property having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the Escrow Committee and the Indemnified Person shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the Escrow Committee and the Indemnified Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent and, if such agreement provides that all or a portion of the Contested Amount is to be paid to the Indemnified Person, the Escrow Agent shall transfer, assign and deliver to the Indemnified Person from the Escrow Account an amount of Escrow Property having a Fair Market Value equal to the amount so agreed. If no such agreement can be reached after good faith negotiation over a period of 15 days (or such longer period as the Indemnified Person and the Escrow Committee may mutually agree), the matter shall be settled by binding arbitration in New York. All claims shall be settled by a single arbitrator mutually agreeable to the Indemnified Person and the Escrow Committee, or if they cannot agree on a single arbitrator in 15 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"), as follows: If a single arbitrator has not been mutually agreed upon, the Escrow Committee and the Indemnified Person shall each designate one arbitrator within 45 days of the delivery of the Escrow Committee's Response Notice contesting the Claimed Amount. The Escrow Committee and the Indemnified Person shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 75 days of delivery of the Escrow Committee's Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either the Escrow Committee or the Indemnified Person fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Escrow Committee on the one hand, and the Indemnified Person, on the other hand, shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). The Escrow Committee and the Indemnified Person shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the

Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Escrow Committee and the Indemnified Person in writing and shall constitute a conclusive determination of the issue in question, binding upon the Principal MODE Stockholders and the Indemnified Person, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. The Escrow Committee and the Indemnified Person shall deliver a memorandum to the Escrow Agent setting forth such arbitrators decision in accordance with the second sentence of this paragraph.

                           (f) After delivery of a Response Notice that the
Claimed Amount is contested by the Escrow Committee, the Escrow Agent shall continue to hold in the Escrow Account an amount of Escrow Property having a Fair Market Value sufficient to cover the Contested Amount (up to the amount of Escrow Property then available in the Escrow Account), notwithstanding the occurrence of the Release Date (as defined in Section 6(a) below), until (i) delivery of a copy of a settlement agreement executed by the Indemnified Person and the Escrow Committee setting forth instructions to the Escrow Agent as to the release of Escrow Property, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, and the memo referenced in the last sentence of the preceding paragraph setting forth instructions to the Escrow Agent as to the release of Escrow Property, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Property from the Escrow Account (up the amount of Escrow Property then available in the Escrow Account) in accordance with such agreement or instructions.

                           (g) If, as a result of any third party claim or
legal proceeding subject to the indemnification procedures set forth in the Merger Agreement, any settlement has been entered into, or any judgment entered in favor of any third party (which is not subject to further appeal), the Indemnified Person may give notice of the resulting Damages to the Escrow Agent, together with a copy of the settlement or judgement and the Escrow Agent shall, promptly following the receipt of such notice, transfer, deliver and assign to the Indemnified Person an amount of Escrow Property having a Fair Market Value equal to such Damages (up to the amount of Escrow Property then available in the Escrow Account).

                  6. Release of Escrow Property.

                           (a) Promptly after receipt of a notice, jointly
executed by the Escrow Committee and Emcore, that the indemnification obligations of the Principal MODE Stockholders pursuant to Article VII of the Merger Agreement have terminated (the "Release Date"), the Escrow Agent shall deliver and/or submit for transfer, delivery and assignment to

Principal MODE Stockholders the balance of the Escrow Property then held in escrow (the "Escrow Balance").

                           (b) Notwithstanding the foregoing, if on the
Release Date an Indemnified Person has previously given any Claim Notices that have not then been resolved in accordance with Section 5 above, the Escrow Agent shall retain in the Escrow Account an amount of the Escrow Balance having a Fair Market Value equal to the aggregate Claimed Amount covered by all such Claim Notices that have not then been resolved. Any Escrow Property retained in escrow pursuant to this Section 6(b) shall be disbursed in accordance with the terms of the resolution of the claims relating to any of the Escrow Property retained hereunder and the balance of such Escrow Property shall be distributed to the Principal MODE Stockholders promptly following the resolution of all such claims.

                  7. Valuation of Escrow Property. For purposes of this Agreement, the Fair Market Value of the Escrow Shares shall be $19.39 per share (regardless of the actual trading prices for Emcore Common Stock), with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to Escrow Shares. The Fair Market Value of all other Escrow Property, if any, shall be determined by the mutual agreement of Emcore and the Escrow Committee. In the event that the Escrow Committee and Emcore can not in good faith agree upon the Fair Market Value of such other Escrow Property, the matter shall be settled by binding arbitration in New York pursuant to the procedures set forth in Section 6(e) above.

                  8. Fees and Expenses of the Escrow Agent. Emcore hereby agrees to pay to the Escrow Agent its reasonable fees and expenses, including attorneys fees, travel expenses, postal and delivery charges, and all other out-of-pocket expenses, in accepting and performing its appointment as escrow agent hereunder.

                  9. General Terms and Standards Regarding the Escrow Agent.

                  Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

                           (a) The duties, responsibilities and obligations of
the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of any property held in escrow hereunder), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including, without limitation, against prior parties or otherwise).

                           (b) The Escrow Agent shall not be subject to, bound
by, charged with notice of or be required to comply with or interpret any agreement or document (including without limitation the Merger Agreement) between or among the Interested Parties (whether or not reference to any such other agreement or documents expressed herein) other than this Agreement.

                           (c) The Escrow Agent shall in no instance be under
any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

                           (d) The Escrow Agent may rely upon, and shall be
protected in acting or refraining from acting upon, any written notice, instruction, statement, request; waiver, order, judgment, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

                           (e) Neither the Escrow Agent nor any of its
directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers or employees, or for any mistake of fact or law, or for anything which it, or any of its directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or wilful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Escrow Property (as of the date of the action or omission giving rise to liability).

                           (f) The Escrow Agent may consult with, and obtain
advice from, legal counsel (including, without limitation, in-house counsel) with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted by the Escrow Agent in good faith in accordance with the opinion and directions of such counsel. Emcore shall promptly pay, upon demand, the reasonable fees and expenses of such counsel.

                           (g) The Escrow Agent shall not be deemed to have
notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

                           (h) No provision of this Agreement shall require
the Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgment involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

                           (i) Any permissive right of the Escrow Agent to
take any action hereunder shall not be construed as duty.

                           (j) All indemnifications contained in this
Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

                           (k) The Escrow Agent is not responsible for the
recitals appearing in this Agreement. The recitals shall be deemed to be statements of the Interested Parties to this Agreement.

                           (l) The Escrow Agent has no responsibility for the
sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

                           (m) Nothing in this Agreement shall obligate the
Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

                           (n) In no event shall the Escrow Agent have any
liability for any failure or inability of any of the Interested Parties to perform or observe his or its duties under the Agreement, or by reason of a breach of this Agreement by either of the Interested Parties. In no event shall the Escrow Agent be obligated to take any action against any of the Interested Parties to compel performance hereunder.

                           (o) The Escrow Agent shall in no instance be
obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the Interested Parties to appoint a successor, as provided in
Section 13).

                           (p) Whenever the terms hereof call for any notice,
payment or other action on a day which is not a business day, such payment or action may be taken, or such notice given, as the case may be, on the next succeeding business day. As used herein, "business day" shall mean any day other than a Saturday or Sunday, or any other day on which the Escrow Agent is closed for business.

                           (q) In the event of any ambiguity or uncertainty
under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain the Escrow Property, until and unless it receives written instruction signed by all Interested Parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

                           (r) If at any time Escrow Agent is served with any
judicial or administrative order, judgement, decree, writ or other form of judicial administrative process which in any way relates to or affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgement, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity notwithstanding that though such order, judgment, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.

                           (s) The Escrow Agent shall have no liability for
the actions or omissions of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian, except to the extent that such action or omission of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

                  10. Indemnification.

                           (a) General. Each of Emcore and the Principal MODE
Stockholders, jointly and severally, hereby covenants and agrees to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to reasonable attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct, bad faith or gross negligence.

                           (b) Tax-Related Matters. Each of Emcore and the
Principal MODE Stockholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Property under this Agreement, and, without limiting the generality of Section 9(a) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Emcore and the Principal MODE Stockholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Each of Emcore and the Mode Stockholders, jointly and severally, agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. The Interested Parties shall each promptly provide to Escrow Agent with appropriate IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for nonresident alien certifications in connection with any payments to be made to them.

                  11. Termination. This Agreement shall terminate upon the later of the Release Date or the distribution by the Escrow Agent of all of the Escrow Account in accordance with this Agreement; provided that the provisions of Sections 8 and 9 above shall survive such termination.

                  12. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

  If to Emcore:                         Copy to:

  Emcore Corporation                    Brobeck, Phleger & Harrison LLP
  394 Elizabeth Avenue                  1633 Broadway
  Somerset, NJ  08873                   47th Floor
  Attn:  Reuben F. Richards, Jr.        New York, NY 10019
                                        Attn:    Ellen B. Corenswet, Esq.
                                                 Babak Yaghmaie, Esq.


  If to the Principal MODE
  Stockholders:                         Copy to:

  Robert Bryan                          Vinson & Elkins L.L.P.
  Co-President and Founder              1001 Fannin Street
                                        Suite 2300
  Thomas Brennan                        Houston, TX  77002-6760
  Co-President and Founder              Attn: Keith R. Fullenweider, Esq.


  If to the Escrow Agent:

  First Union National Bank
  765 Broad Street
  Newark, New Jersey
  Attn: Corporate Trust Administrator


                  Any party may give any notice, request, demand, claim or other Communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by either party, shall be delivered to the other party as soon thereafter as practicable.

                  13. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Agreement, not less than 60 days prior to the date when such resignation shall take effect. Emcore may appoint a successor Escrow Agent without the consent of the Principal MODE Stockholders so long as such successor is a bank with assets of at least

$100 million, and may appoint any other successor Escrow Agent with the consent of the Principal MODE Stockholders, which shall not be unreasonably withheld. If, within such notice period, Emcore provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Property then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Property to such designated successor. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

                  14. General.

                           (a) Governing Law, Assigns. This Agreement shall be
governed by and construed in accordance with the internal laws of the State of New York without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                           (b) Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (c) Entire Agreement. This Agreement constitutes
the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and Supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                           (d) Waivers. No waiver by any party hereto of any
condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                           (e) Amendment. This Agreement may be amended only
with the written consent of Emcore, the Escrow Agent and the Escrow Committee.


                    [SIGNATURES ARE ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.


                                      EMCORE CORPORATION


                                      By:/s/ Reuben F. Richards, Jr.
                                         ------------------------------------
                                         Reuben F. Richards, Jr., President



                                      PRINCIPAL MODE STOCKHOLDERS:


                                      /s/ Principal Mode Stockholders
                                      ---------------------------------------




                                      FIRST UNION NATIONAL BANK,
                                        AS ESCROW AGENT:


                                      /s/ First Union National Bank
                                     -------------------------------